EXHIBIT 99.1

AxoGen, Inc. Appoints Jon Gingrich Chief Commercial Officer

ALACHUA, FL – July 17, 2017 -- AxoGen, Inc. (NASDAQ:AXGN), a global leader in developing and marketing innovative surgical solutions for peripheral nerve injuries, today announced the appointment of Jon S. Gingrich to the newly created role of Chief Commercial Officer. Gingrich brings more than 20 years of global medical device and health care sales, marketing, and general management experience to AxoGen. As a member of the AxoGen executive leadership team, Gingrich will report directly to Karen Zaderej, President and CEO, and will oversee the development and execution of the company’s sales and marketing strategies.

“AxoGen is creating a new platform of nerve repair by providing surgeons with clinically relevant solutions across a  wide spectrum of nerve injuries and conditions,” commented Zaderej. “Jon’s extensive medical device experience strengthens our commercial leadership and will help us drive penetration of our existing markets, expand into new applications, introduce new products, and build global markets.”

Gingrich most recently served in senior general management and commercial roles at Hologic Inc., including Global Vice President and General Manager, Skeletal Health Solutions and Group Global Vice President, Marketing, Breast and Skeletal Health Solutions. Prior to Hologic, he spent 15 years with Boston Scientific, holding several commercial and international positions of increasing responsibility, including General Manager, Cardiac Rhythm Management of Japan, and most recently as Vice President International Commercialization, Cardiac Rhythm Management.

“AxoGen’s life-changing technology is reshaping the peripheral nerve repair industry and I am excited to help lead the organization through its next stage of growth,” commented Gingrich. “The company is uniquely positioned to bring significant value to patients, surgeons, health care providers, and payers on a global scale as it advances the science and practice of nerve repair.”

About AxoGen

AxoGen (AXGN) is a global leader in innovative surgical solutions for peripheral nerve injuries. AxoGen is the only company focused specifically on the science, development and commercialization of technologies for peripheral nerve regeneration and repair. We are passionate about restoring nerve function and quality of life to patients with peripheral nerve injuries by providing innovative, clinically proven and economically effective repair solutions for surgeons and health care providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Damage to a peripheral nerve can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.

AxoGen’s portfolio of products includes Avance® Nerve Graft, an off-the-shelf processed human nerve allograft for bridging severed nerves without the comorbidities associated with a second surgical site, AxoGuard® Nerve Connector, a porcine submucosa extracellular matrix (ECM) coaptation aid for tensionless repair of severed nerves, AxoGuard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect injured peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments, and Avive® Soft Tissue Membrane, a minimally processed human umbilical cord membrane that may be used as a resorbable soft tissue covering to separate tissue layers and modulate inflammation in the surgical bed. Along with these core surgical products, AxoGen also offers AcroVal™ Neurosensory & Motor Testing System and AxoTouch™ Two-Point Discriminator. These evaluation and measurement tools assist health care professionals in detecting changes in sensation, assessing return of sensory, grip, and pinch function, evaluating effective treatment interventions, and providing feedback to patients on nerve function. The AxoGen portfolio of products is available in the United States, Canada, the United Kingdom, and several other European and international countries.

Cautionary Statements Concerning Forward-Looking Statements

This Press Release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or predictions of future conditions, events, or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "continue," "may," "should," "will," and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding our assessment on our internal control over financial reporting, our growth, our 2017 guidance, product development, product potential, financial performance, sales growth, product adoption, market awareness of our products, data validation, our visibility at and sponsorship of conferences and educational events. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect AxoGen’s business and its market, particularly those discussed in the risk factors and cautionary statements in AxoGen’s filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made and, except as required by law, AxoGen assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

AxoGen Corporation

Annette Ruzicka,  Corporate & Investor Communications

aruzicka@AxoGenInc.com

763.458.4193

The Trout Group – Investor Relations

Brian Korb

646.378.2923

bkorb@troutgroup.com